Schedule 1

PROSPECT REVIEW NONCOMPETITION AND CONFIDENTIALITY AGREEMENT

WHEREAS, Chet Pohle, Brian Hirst, and Randy Metz have in their possession certain geoscience, engineering and/or geophysical data and information which identify geological and/or geophysical prospects on the lands described herein, hereinafter referred to as the *"Proprietary and Confidential Information"*; and

WHEREAS, Daybreak Mines Inc., located at 601 W Main Ave Suite 1017, Spokane, Washington (Robert Martin, President), Telephone (403) 660-9639, an entity which is, and assigns (hereinafter "Daybreak"); and Cal-Star Energy Inc. & Canadian Energy Capital Inc., located at 3228 Conrad Drive NW Calgary, Alberta, Canada (Hans Heumann, President), Telephone (403) 874-0830, entities which are, and assigns (hereinafter Cal-Star and Canadian) , desire to review and inspect said data covering or pertaining to the lands described below for the sole purpose of determining the desirability of entering into an agreement with Chet Pohle, Brian Hirst, and Randy Metz covering the subject lands, such lands being situated in Kern County, California, being designated as the "East Slope Prospect," to wit:

> The **East Slope** Prospect is located in and around Township 25 South through Township 28 South, for Ranges 27 East through 29 East, MDBM. The Area of Mutual Interest (AMI) is more specifically defined by Exhibit A attached and made a part of this agreement.

NOW THEREFORE, in consideration of granting Daybreak, Cal-Star and Canadian the right and opportunity to review said data and information, *the parties covenant and agree as follows:*

1. Daybreak, Cal-Star and Canadian shall not for a period of 24 months from the date hereof, acquire, or cause to be acquired by any other *person, firm or entity,* any oil or gas interest (the word "interest" shall include without limitation by enumeration, any lease, top lease, option to lease, seismic option, farmout or support agreement, *bottom hole agreement,* working interest participation, mineral *interest,* royalty *interest,* pooling agreement, *or any other right, title or interest in or to the oil, gas, and other hydrocarbons and minerals lying in and under said lands and the right to explore for and/or produce the same)* within the lands described above without first entering into a mutually acceptable agreement with Chet Pohle, Brian Hirst, and Randy Metz and assigns providing for compensation on the following terms: a cash bonus in the amount of $25,000 (twenty five thousand dollars) to be paid when the project is accepted, and an overriding royalty interest in the amount of a gross three percent (3 %) of One Hundred Percent (100%) assigned to Chet Pohle, Brian Hirst, and Randy Metz. This project is subject to prior sale. In addition, upon completion of the sub-regional study, each prospect/lead area selected for 3D seismic investigation, or lease for drilling a well will requirea $10,000 cash bonus at the time of signing a lease or seismic option for that lead or prospect area, and a $10,000 cash bonus is due at the spud of the first prospect well of each individual prospect. As and when Daybreak, Cal-Star and Canadian acquires any interest (working interest, overriding royalty interest, leasehold interest, farmout interest, contract interest, etc.) in, over, or under oil and gas leases or other mineral leases covering lands located in the above referenced prospect / prospect areas / Area of Mutual Interest, Daybreak, Cal-Star and Canadian will execute and deliver to Chet Pohle, Brian Hirst, and Randy Metz written assignment(s) of overriding royalty interest(s) in the form attached hereto as Exhibit "B". Daybreak, Cal-Star and Canadian will provide a copy to Chet Pohle, Brian Hirst, and Randy Metz of the leasehold document when any leasehold is acquired. Such overriding royalty interests shall be assigned to Chet Pohle, Brian Hirst, and Randy Metz in the following amount(s): one percent to Chet Pohle, one percent to Brian Hirst, and one percent to Randy Metz of the three percent (3%) of eight-eighths (8/8ths) in all the oil, gas, other hydrocarbons, and all other minerals produced and saved from each of said leases, working interest, farmout interest, etc. in the leases/land/minerals associated with the above referenced prospect areas. This assignment will be executed by Daybreak, Cal-Star and Canadian and returned to Chet Pohle for recordation in the proper County upon

Daybreak, Cal-Star and Canadian acquiring any interest in the leases associated with the above referenced prospect / prospect areas. Daybreak, Cal-Star and Canadian shall provide to Chet Pohle notice of any interest acquired in such leases 10 days after any interest in such leases is acquired, and shall return an executed ORRI within 10 days of receipt by Daybreak, Cal-Star and Canadian from Chet Pohle of the Assignment of Override document. If six (6) months prior to the expiration of this Agreement the parties are in negotiations, Chet Pohle, Brian Hirst, and Randy Metz, and Daybreak, Cal-Star and Canadian agree to extend the term of this agreement, in writing, and such extension shall be mutually agreed upon by all parties, but shall not to be less than 6 additional months. The terms of compensation for this agreement may be modified by mutual agreement of all the parties, in writing.

2. Daybreak, Cal-Star and Canadian, Chet Pohle, Brian Hirst, and Randy Metz acknowledge and agree that Chet Pohle's, Brian Hirst's, and Randy Metz's disclosure and provision of the Proprietary and Confidential Information described above to Daybreak, Cal-Star and Canadian creates a relationship of trust and confidentiality with respect to said Proprietary and Confidential Information of Chet Pohle, Brian Hirst, and Randy Metz. At all times during the term of this Agreement, whether the cessation thereof is voluntary or involuntary, Daybreak, Cal-Star and Canadian shall: (1) keep in strictest confidence and trust all Proprietary and Confidential Information; (2) not disclose, use, or induce or assist in the use or disclosure of any Proprietary and Confidential Information, or anything related to any Proprietary and Confidential Information, to any person, firm or entity, without the prior express written consent of Chet Pohle, Brian Hirst, and Randy Metz; and (3) promptly advise Chet Pohle, Brian Hirst, or Randy Metz, should Daybreak, Cal-Star and Canadian mistakenly or inadvertently release or lose control of Chet Pohle's, Brian Hirst's, or Randy Metz's Proprietary and Confidential Information, Daybreak, Cal-Star and Canadian shall take all reasonable measures to prevent and/or to remedy any unauthorized use of said information. Chet Pohle, Brian Hirst, and Randy Metz shall be entitled to a license of any 3D seismic data acquired. This agreement shall not be assigned without the prior written consent of Chet Pohle, Brian Hirst, or Randy Metz.

In the event that Daybreak, Cal-Star and Canadian may wish to engage the services of a third party consultants for the evaluation of this prospect(s), Daybreak, Cal-Star and Canadian agrees that such third party or consultant(s) shall sign the same Confidentiality Agreement prior to such evaluation. This agreement shall be signed and returned to Chet Pohle, Brian Hirst, or Randy Metz prior to any third party or consultant(s) evaluation or review of the prospect. Daybreak, Cal-Star and Canadian agrees to provide to Chet Pohle, Brian Hirst, or Randy Metz the name and address of the third party / consultant(s) prior to the disclosure of any information to such third party / consultant(s).

On the expiration of the term of this Agreement or any other termination of the Agreement for any reason whatsoever, whether with or without cause, Daybreak, Cal-Star and Canadian shall not keep or take nor allow any third person, firm or entity to take, and shall deliver to Chet Pohle, Brian Hirst, or Randy Metz, all original copies and all reproductions of Proprietary and confidential Information including without limitation, all maps, cross-sections, well logs, seismic lines, data, analyses, records, reports, notes, notebooks, proposals, lists, correspondence, documents, computer diskettes, photographs, negatives, undeveloped film, drawings, specifications, tape recordings or other electronic recordings, programs, or other materials or property of any nature belonging to Brian Hirst or Chet Pohle, Brian Hirst, or Randy Metz, or pertaining to Chet Pohle's, Brian Hirst's, or Randy Metz's business relationship with Daybreak, and Cal-Star and Canadian.

As used in this Agreement, "Proprietary and Confidential Information" means information (a) that is not known by actual or potential competitors of Chet Pohle, Brian Hirst, or Randy Metz, or is generally unavailable to the public, (b) that has been created, discovered, developed, or otherwise become known to Chet Pohle, Brian Hirst, or Randy Metz in the course of their business, and (c) that has material economic value or potential material economic value to Chet Pohle's, Brian Hirst's, or Randy Metz's present or future business. "Proprietary and Confidential Information" shall include trade secrets (as defined under California Civil Code Section 3426.1) and all other discoveries, developments, programs, processes, techniques, know-how, data, research, technical data, and all other financial or business information owned by or pertaining to Chet Pohle, Brian Hirst, or Randy Metz.

It is distinctly understood and agreed as evidenced by your acceptance of this material that Chet Pohle, Brian Hirst, and Randy Metz are in no way liable to any person, firm, or corporation for any loss or inconvenience occasioned by the use of or reliance upon this material.

In the event either party brings any legal action or seeks arbitration regarding any provision of this Agreement, the prevailing party in the litigation or arbitration shall be entitled to recover reasonable attorneys' fees and costs from the other party, in addition to any other relief that may be granted. This provision applies to the entire Agreement.

This Agreement shall remain in effect for a period of twenty four (24) months from the date hereof. The Agreement may be extended in writing as provided for in Paragraph 1 above. Daybreak, Cal-Star and Canadian agrees to evaluate the prospect(s) in a timely manner, and to notify Chet Pohle, Brian Hirst, or Randy Metz in writing of their acceptance or their rejection of any or all of the above described prospect(s).

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto this 13 day of May, 2005

Chet Pohle
Chet Pohle

Brian Hirst
Brian Hirst

Randall T
Randy Metz Randall T. Metz

Daybreak Mines, Inc.

By: Robert Martin Date May 13/05
Robert Martin

Its: President

Cal-Star Energy Inc. and Canadian Energy Capital, Inc.

By: Hans Hedmann Date May 13/05
Hans Hedmann

Its: President


1680000
1700000
1720000
1740000
1760000
820000
800000
780000
760000
740000
720000
25S/27E
25S/28E
25S/29E
26S/27E
26S/28E
26S/29E
EXCLUDED AREA "A"
27S/28E
28S/27E
28S/28E
EXCLUDED AREA "B"
29E
AMI

Metz **P**ohle **H**irst		
East Slope Project, Kern County, CA **Area of Mutual Interest (AMI)**		
Author: bmb		Date: 12 May, 2003
	CA Zone 5 NAD 27	**Exhibit A**

EXHIBIT B

RECORDED AT THE REQUEST OF:
AND RETURN WHEN RECORDED TO:

ASSIGNMENT AND CONVEYANCE OF OVERRIDING ROYALTY INTEREST

This ASSIGNMENT AND CONVEYANCE OF OVERRIDING ROYALTY INTEREST (this "Assignment"), is entered into by and between ________________________, a ________ Corporation located at ____________________________, hereinafter referred to as "Assignors," AND **The Chester and Judy Pohle Family Trust**, located at 15820 Arabella Avenue, Bakersfield, CA 93312, and __________, located at ______________________________________, and hereinafter referred to as "Assignees."

RECITALS

WHEREAS, Assignors are the present lessees under those certain oil and gas lease(s) located in ______County, California, *(Section(s), Township, Range)* more particularly described in Exhibit "A", attached hereto and by this reference made a part hereof (the "Lease(s)" and

WHEREAS, Assignees have performed certain valuable services for the benefit of Assignors relating to the identification and acquisition of the Lease(s) and Assignors desire to compensate Assignees therefor by the granting of the overriding royalty interest described herein below.

AGREEMENT

NOW, THEREFORE, in consideration of services performed by Assignees for the benefit of Assignors and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignors hereby grant, transfer, assign and convey unto Assignees an overriding royalty interest equal to _______ percent (_____%) of one hundred percent (100%) of all oil, gas and other hydrocarbon substances produced from, or by reason of pooling or unitization, attributable to the Lease(s) commencing on the Effective Date, which shall be determined and paid as provided hereinbelow and hereinafter referred to as the "Royalty." Said Royalty shall be owned by Assignees as follows:

Assignees	*Royalty Interest Conveyed*
The Chester And Judy Pohle Family Trust	____ (___) percent (__.00%)

15820 Arabella Avenue
Bakersfield, CA 93312
SS No. 563 82 4610

__________ ____(__) percent (__.00%)

____

____

SS No. ________

1. Computation and Payment of Royalty. Assignors shall pay the Royalty to Assignees at the time and in the manner provided below:

1.1 Oil Royalty. Assignors shall pay to Assignees the value of the Royalty of all oil produced and removed from the Lease(s), said Royalty to be determined and calculated in the same manner as lessor's royalties subject hereto, but in no event shall the price received by the Assignees for the Royalty be less than that received by Assignors for their working interest share of production.

1.2 Gas Royalty. Assignors shall pay to Assignees the value of the Royalty of all gas, including casinghead gas, produced and removed from the Lease(s), said Royalty to be determined and calculated in the same manner as lessor's royalties subject hereto, but in no event shall the price received by the Assignees for the Royalty be less than that received by Assignors for their working interest share of production.

1.3 In the event the Leases or any of them herein assigned cover less than the entire and undivided mineral interest in said lands, then the interest herein assigned shall be reduced in the proportion that the oil and gas leasehold interest herein assigned bears to the whole and undivided leasehold estate.

2. Royalty Settlement Date and Interest. Settlement shall be made by Assignors on or before the last day of each calendar month for all Royalty which accrued during the second preceding calendar month and Assignors shall furnish Assignees with monthly statements showing the computation of the Royalty. Interest shall accrue on any unpaid balance for late payments at the lesser of (i) ten percent (10%) per annum, or (ii) the maximum amount allowed by law.

3. Payments. All payments of the Royalty required to be made by Assignors hereunder may be made by check issued and made payable and mailed or delivered to Assignees at the addresses set forth above. Assignees shall have the right to change their addresses from time to time by providing written notice of the change to Assignors. No assignment or transfer shall be binding upon Assignors unless and until it receives written notice thereof, together with such evidence of the transfer as is reasonably satisfactory to Assignors.

4. Right to Pool. Assignors, their successors and assigns, hereby reserve the right to pool or combine the lands covered by the Leasess, when in Assignors sole judgment it appears necessary or advisable to do so, and thereafter the Royalty shall be payable on the basis of production allocated to the Leases by the allocation formula applicable to the entire pool or unit.

5. Applicable to Modifications, Renewals, Extensions. This Assignment shall likewise apply to all modifications, renewals, and/or extensions of said Leases that Assignors, their successors or assigns may secure.

6. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and assigns.

7. Attorney's Fees. Should Assignors or Assignees bring any action in a court of competent jurisdiction to enforce or interpret the terms and provisions of this Assignment, the losing party in such action shall pay to the prevailing party in addition to any other relief ordered by the court, the prevailing party's costs and expenses in connection with the litigation, including reasonable attorney's fees.

8. Notices. Any notices given or required to be given under this Assignment shall be given in writing by registered or certified mail, postage prepaid and return receipt required, or by telex or telecopies, addressed to the parties as set forth above or to such other address as any party may designate from time to time in writing and shall be deemed given only upon receipt.

9. Entire Agreement. This Assignment is subject to that certain unrecorded Agreement styled ______________________Prospect Review Noncompetition and Confidentiality Agreement (the "Agreement") by and between Chet Pohle and ______________________dated ______________. Should a conflict arise between the terms and conditions of this Assignment and the terms and conditions of the above said Agreement, then the terms and conditions of the Agreement shall prevail.

IN WITNESS WHEREOF, the parties have caused this Assignment to be executed on the ________day of ______________________, 2005, but effective as of the date of first production

ASSIGNORS

____

BY______________________________

ACKNOWLEDGEMENT

State of __________)

) SS:

)

County of ____________)

On __________________________, 2003 before me, ____, personally appeared __________________, personally known to be (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity(ies) upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

____

Notary Public for the State of ___________,
My Commission expires:

______________________, 20_______

____

BY______________________________

____

EXHIBIT "A"

Attached to That Certain Assignment and Conveyance of Overriding Royalty Interest By and Between ____ and ("Assignors") and The Chester And Judy Pohle Family Trust, and __________________ ("Assignees")

_______________________________, ____________COUNTY, CALIFORNIA

PROPERTY NAME	*INSTRUMENT DATE OF LEASE (DEED) RECORDING INFORMATION*	*LESSOR (GRANTOR) LESSEE (GRANTEE)*	*DESCRIPTON*

Schedule 2

ADDENDUM NUMBER ONE

Prospect Review Noncompetition And Confidentiality Agreement
East Slope Prospect

This Addendum Number One is attached to and made a part of that certain Prospect Review Noncompetition And Confidentiality Agreement dated May 13, 2005, signed by Chet Pohle, Brian Hirst, Randall Metz, Daybreak Mines, Inc. (Robert Martin), and Cal-Star Energy Inc and Canadian Energy Capital, Inc. (Hans Heumann) referred to in the agreement as the "East Slope Prospect."

WHEREAS, Daybreak, Cal-Star and Canadian, Metz, Hirst, and Pohle desire to clarify the above referenced Agreement with respect to the overriding royalty interest to be paid by Daybreak, Cal-Star and Canadian to Metz, Hirst, and Pohle, especially in light of the possible purchase of wells or fields capable of production by Daybreak, Cal-Star, and Canadian;

THEREFORE, within the Area of Mutual Interest (AMI) as defined by the above referenced Agreement, Metz, Hirst, and Pohle shall be paid an overriding royalty interest of 3% (three percent) of eight eighths of any production of hydrocarbons which is more specifically defined as follows:

1. The overriding royalty interest shall be paid on all new pool discoveries, new or deeper zones in existing fields or wells, and on field or pool offset or extensions 330 feet from existing production or past production which are found by geologic investigation or geophysical (including 2d or 3d seismic data). Field or pool offset extensions may include but are not limited to extension of existing producing zones due to geologic or geophysical investigation; separate fault blocks; lithologic changes; or other such matters as may result in new and additional production.

2. The overriding royalty interest shall not be paid on infill wells, the re-work of wells on existing zones of production, the recompletion of existing behind pipe reserves, or the enhanced production from exiting producing zones using advanced engineering techniques. The overriding royalty interest shall not be paid on existing production from fields or wells which may from time to time be purchased by Daybreak, Cal-Star, or Canadian, which wells or fields fall within the defined Area of Mutual Interest (as described more particularly in paragraph 1 above and paragraph 3 below).

Chet Pohle | Randall Metz | Brian Hirst

Daybreak Mines (Robert Martin) | Cal-Star & Canadian (Hans Heumann)

3. Established or existing reserves are defined as wells capable of production or currently producing from specific zones or wells that have produced commercial hydrocarbons from specific zones in the past that may not currently be producing, but may produce after re-activation as a result of re-work, or the application of modern engineering techniques. Enhanced recovery from current or past existing producing zones, infill wells within the field, and extensions within 330 feet (2.5 acre spacing) are not subject to the payment of an overriding royalty interest by Daybreak, Cal-Star, and Canadian to Metz, Hirst, and Pohle, unless such new pool discovery is found, developed, and described by seismic data within 330 feet.

4. From time to time, by agreement in writing by all parties, the Area of Mutual Interest may be modified.

5. This Addendum No. One shall serve as notice from Daybreak, Cal-Star, and Canadian to Metz, Hirst, and Pohle, of acceptance of the East Slope Prospect. Daybreak Mines or its nominee will participate as to a 50% (fifty percent) working interest in the East Slope Prospect Joint Venture, and Cal-Star and Canadian or its nominee will participate as to a 50% (fifty percent) working interest in the East Slope Prospect Joint Venture.

6. Daybreak, Cal-Star and Canadian agree to send funds in the amount of $25,000 (twenty five thousand dollars) payable to Arabella Enterprises located at 15820 Arabella Avenue, Bakersfield, CA 93314. Arabella Enterprises will distribute the funds between Metz, Hirst, and Pohle according to a separate agreement.

7. Any work required of Metz, Hirst, and Pohle by Daybreak, Cal-Star, and Canadian, which is not directly related to the generation of prospects (for example field studies, property evaluation, infill field development work) shall be specifically directed by Daybreak, Cal-Star, and Canadian, shall be charged at prevailing consulting rates. Further, certain expenses, approved in advance by Daybreak, Cal-Star, and Canadian, shall be reimbursed to Metz, Hirst, and Pohle (such as travel expenses, production data, reproduction charges, data purchases, etc.).

Agreed To As Indicated By Signature And Date Below:

Chet Pohle Date	[signature] July 8/2005 Daybreak Mines (Robert Martin) Date PRESIDENT
Randall Metz Date	Cal-Star & Canadian (Hans Heumann) Date
Brian Hirst Date	

3. Established or existing reserves are defined as wells capable of production or currently producing from specific zones or wells that have produced commercial hydrocarbons from specific zones in the past that may not currently be producing, but may produce after re-activation as a result of re-work, or the application of modern engineering techniques. Enhanced recovery from current or past existing producing zones, infill wells within the field, and extensions within 330 feet (2.5 acre spacing) are not subject to the payment of an overriding royalty interest by Daybreak, Cal-Star, and Canadian to Metz, Hirst, and Pohle, unless such new pool discovery is found, developed, and described by seismic data within 330 feet.

4. From time to time, by agreement in writing by all parties, the Area of Mutual Interest may be modified.

5. This Addendum No. One shall serve as notice from Daybreak, Cal-Star, and Canadian to Metz, Hirst, and Pohle, of acceptance of the East Slope Prospect. Daybreak Mines or its nominee will participate as to a 50% (fifty percent) working interest in the East Slope Prospect Joint Venture, and Cal-Star and Canadian or its nominee will participate as to a 50% (fifty percent) working interest in the East Slope Prospect Joint Venture.

6. Daybreak, Cal-Star and Canadian agree to send funds in the amount of $25,000 (twenty five thousand dollars) payable to Arabella Enterprises located at 15820 Arabella Avenue, Bakersfield, CA 93314. Arabella Enterprises will distribute the funds between Metz, Hirst, and Pohle according to a separate agreement.

7. Any work required of Metz, Hirst, and Pohle by Daybreak, Cal-Star, and Canadian, which is not directly related to the generation of prospects (for example field studies, property evaluation, infill field development work) shall be specifically directed by Daybreak, Cal-Star, and Canadian, shall be charged at prevailing consulting rates. Further, certain expenses, approved in advance by Daybreak, Cal-Star, and Canadian, shall be reimbursed to Metz, Hirst, and Pohle (such as travel expenses, production data, reproduction charges, data purchases, etc.).

Agreed To As Indicated By Signature And Date Below:

Chet Pohle 7/8/05
Chet Pohle **Date**

Randall C 7/8/05
Randall Metz **Date**

Brian M Hirst 7/8/05
Brian Hirst **Date**

July 8/05
Daybreak Mines (Robert Martin) **Date**

July 8/05
Cal-Star & Canadian (Hans Hesmann) **Date**